EXHIBIT 10.1

SECOND AMENDMENT TO STOCK TRANSFER AGREEMENT

AND COOPERATION AGREEMENT

PHỤ LỤC THỨ HAI CỦA HỢP ĐỒNG CHUYỂN NHƯỢNG CỔ PHẦN

VÀ THỎA THUẬN HỢP TÁC

THIS SECOND AMENDMENT TO STOCK TRANSFER AGREEMENT AND COOPERATION AGREEMENT (this “Agreement”) is made effective as of November 11, 2022 with respect to the STOCK TRANSFER AGREEMENT dated August 13, 2022, by and among Philux Global Group Inc. (f/k/a PHI Group, Inc.) a U.S. public company duly organized and existing by virtue of the laws of the State Wyoming, U.S.A. with principal address at 2323 Main Street, Irvine, CA 92614, U.S.A., hereinafter referred to as “PGG”, Tin Thanh Group Joint Stock Company, a joint stock company organized and existing by virtue of the laws of Socialist Republic of Vietnam, with principal business address at 71 Pho Quang Street, Ward 2, Tan Binh District, Ho Chi Minh City, Vietnam, hereinafter referred to as “TTG” and Mr. Tran Dinh Quyen, the holder of at least fifty-one percent (51.00%) of equity ownership in TTG as of the effective date of said Stock Transfer Agreement (the “Majority Shareholder”), hereinafter referred to as “Seller.”

PHỤ LỤC THỨ HAI CỦA HỢP ĐỒNG CHUYỂN NHƯỢNG CỔ PHẦN VÀ THỎA THUẬN HỢP TÁC (“Thỏa thuận” này) có hiệu lực vào ngày 11 tháng 11 năm 2022 liên quan đến HỢP ĐỒNG CHUYỂN NHƯỢNG CỔ PHẦN được ký vào ngày 13 tháng 08 năm 2022, Phụ lục Hợp đồng ngày 13/10/2022 giữa Philux Global Group Inc. (trước đây là PHI Group, Inc.), một công ty đại chúng của Hoa Kỳ được tổ chức và hoạt động theo luật pháp của tiểu bang Wyoming, Hoa Kỳ có địa chỉ trụ sở chính tại 2323 Main Street, Irvine, CA 92614, Hoa Kỳ, sau đây gọi tắt là “PGG”, Công ty Cổ phần Tập đoàn Tín Thành, một công ty cổ phần được tổ chức và hoạt động theo luật pháp của nước Cộng hòa Xã hội Chủ nghĩa Việt Nam, có địa chỉ trụ sở chính tại số 71 Phổ Quang, Phường 2, Quận Tân Bình, Thành phố Hồ Chí Minh, Việt Nam, sau đây gọi tắt là “TTG”, và Ông Trần Đình Quyền, người nắm giữ ít nhất năm mươi mốt phần trăm (51%) cổ phần trong TTG vào ngày hiệu lực của Hợp đồng Chuyển nhượng Cổ phần nói trên (“Cổ đông Đa số”), sau đây gọi tắt là “Bên Bán.”

All the parties herein agree to the following item of this Amendment:

Tất cả các bên qua đây đồng ý với khoản mục sau đây của Bản Điều chỉnh này:

1. Thỏa thuận/ Agreement

1.1 Closing Date. The Closing Date shall be within one hundred twenty (120) days following the signing of the Stock Transfer Agreement, unless amended otherwise in writing by TTG, the Majority Shareholder and PGG.

1.1. Ngày Kết thúc. Ngày Kết thúc của Hợp đồng chuyển nhượng cổ phần sẽ trong vòng một trăm hai mươi (120) ngày kể từ ngày ký Hợp đồng Chuyển nhượng Cổ phần, trừ phi được gia hạn bằng văn bản bởi TTG, Cổ đông Đa số và PGG.

1.2 Within these 30 days of extension, TTG agrees with PGG that the parties try to promote all investment programs that PGG has proposed as soon as possible. The two parties agreed that the capital raised by PGG would be jointly managed by the two parties and prioritized to invest in TTG’s projects, and then implement other external investment projects.

1.2. Trong thời gian 30 ngày gia hạn này, TTG thống nhất với PGG sẽ cố gắng thúc đẩy sớm tất cả chương trình đầu tư mà PGG đã đề ra. Hai Bên thống nhất các nguồn vốn PGG huy động được sẽ do hai bên điều hành chung và ưu tiên để đầu tư các dự án của TTG, sau đó sẽ thực hiện các dự án đầu tư bên ngoài.

1.3. After the expiration of extension of the Contract term as prescribed in this Agreement, if PGG has not yet paid the total purchase price to buy shares of TTG and PGG’s investment package has not yet materialized as planned, the parties will perform the swap transaction as follows:

+	Majority Shareholder of TTG shall transfer 51% share of TTG to the Company to be assigned by PGG.
+	Philux Global Group Inc. (stock symbol: PHIL) shall transfer shares of Philux Global Group Inc. to Mr. Tran Dinh Quyen in order for Mr. Tran Dinh Quyen to own the number of shares equal to Mr. Henry Fahman’s shares and voting rights in Philux Global Group Inc. Mr. Tran Dinh Quyen shall be the Co-Chairman of Philux Global Group Inc.

1.3. Trong trường hợp sau khi kết thúc thời hạn gia hạn Hợp đồng như quy định tại Thỏa thuận này mà PGG chưa thực hiện chuyển tiền để mua cổ phần của TTG và các gói đầu tư của PGG chưa hoàn tất như hoạch định thì các bên sẽ thực hiện giao dịch hoán đổi như sau:

+	Cổ đông Đa Số của TTG sẽ chuyển nhượng 51% cổ phần của TTG cho Công ty mà PGG chỉ định.
+	Philux Global Group Inc. (mã cổ phiếu PHIL) sẽ chuyển nhượng cho ông Trần Đình Quyền cổ phần của Philux Global Group Inc. để ông Trần Đình Quyền nắm giữ một lượng cổ phiếu và quyền bỏ phiếu bằng với ông Henry Fahman tại Philux Global Group Inc. Ông Trần Đình Quyền sẽ là đồng Chủ tịch của Philux Global Group Inc.

1.4. PGG commits that PGG shall arrange a sum of money via PHIL’s shares up to US$10 million to serve TTG projects that are being implemented in the United States before December 15, 2022.

1.4 PGG cam kết trước ngày 15/12/22 sẽ thực hiện vận hành một khoản tài chính trong cổ phiếu của PHIL là 10 triệu đô Mỹ để phục vụ cho các dự án TTG đang triển khai tại các tiểu bang Mỹ.

1.5. The Parties agreed that Mr. Henry Fahman shall be a member of Management Board of TTG.

1.5. Hai Bên thống nhất ông Henry Fahman cũng sẽ trở thành thành viên Hội đồng quản trị của TTG.

1.6. That Parties agreed that TTG and PGG shall unify to become a large organization to cooperate and develop projects in Vietnam and other countries around the world that TTG is investing in.

1.6 Hai Bên thống nhất TTG và PGG cùng hợp nhất trở thành một tổ chức lớn để hợp tác phát triển các dự án tại Việt Nam và các nước trên thế giới mà TTG đang đầu tư.

IN WITNESS WHEREOF the parties hereto have executed this Amendment to the referenced Stock Transfer Agreement as of the day and year written below.

DƯỚI SỰ CHỨNG KIẾN các bên ở đây đã ký Thỏa thuận hợp tác và Phụ lục của Hợp đồng Chuyển nhượng Cổ phần được tham chiếu này vào ngày tháng năm đã ghi rõ dưới đây.

Dated:	November 11, 2022	Dated:	November 11, 2022
Ngày:	11 tháng 11 năm 2022	Ngày:	11 tháng 11 năm 2022

TIN THANH GROUP JSC	MAJORITY SHAREHOLDER/SELLER
CÔNG TY CP TẬP ĐOÀN TÍN THÀNH	CỔ ĐÔNG ĐA SỐ/BÊN BÁN
a Vietnamese Joint Stock Company
Một công ty cổ phần Việt Nam

By/ Bởi:	/signed and sealed/Tran Dinh Quyen	By/ Bởi:	/s/ Tran Dinh Quyen
Tran Dinh Quyen		Tran Dinh Quyen
Trần Đình Quyền		Trần Đình QuyềnChairman &
Chief Executive Officer		An individual
Chủ tịch HĐQT & Tổng giám đốc		Một cá nhân

Dated: Nov. 11, 2022

Ngày: 11/11/2022

PHILUX GLOBAL GROUP INC.

A Wyoming corporation

Một công ty Wyoming

By/ Bởi:	/signed and sealed/ Henry D. Fahman
Henry D. Fahman
Chairman & Chief Executive Officer
Chủ tịch HĐQT & Tổng giám đốc

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